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                                  Law Offices
                          DRINKER BIDDLE & REATH LLP
                               One Logan Square
                           18/th/ and Cherry Streets
                          Philadelphia, PA 19103-6996
                          Telephone: (215) 988-2700
                             Fax: (215) 988-2757

                               November 29, 1999


The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, Delaware 19809

          Re: Shares Registered by Post-Effective Amendment No. 69 to Registration Statement on Form N-1A (File No. 33-20827)
               -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 69 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $.001 par value per share (collectively, the "Shares"), with respect to the n/i numeric investors Micro Cap Fund, the n/i numeric investors Growth Fund, the n/i numeric investors Mid Cap Fund, the n/i numeric investors Larger Cap Value Fund and the n/i numeric investors Small Cap Value Fund:

          Portfolio                   Class          Authorized Shares
          ---------                   -----          -----------------

n/i numeric investors Micro             FF              50,000,000
  Cap Fund
n/i numeric investors                   GG              50,000,000
  Growth Fund
n/i numeric investors                   HH              50,000,000
  Mid Cap Fund
n/i numeric investors Larger            XX              50,000,000
  Cap Value Fund
n/i numeric investors Small            MMM             100,000,000
  Cap Value Fund



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          We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

          We assumed that, prior to the effectiveness of the Amendment under the 1933 Act, the Company will have filed with the Maryland Department of Assessments and Taxation all necessary documents (the "Documents") to authorize, classify and establish the Shares.

          Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus offering the Shares and in accordance with the Company's Articles of Incorporation and the Documents for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

          We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 69 to the Company's Registration Statement.

                                             Very truly yours,



                                             /s/ Drinker Biddle & Reath LLP
                                             ------------------------------
                                             DRINKER BIDDLE & REATH LLP

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